Exhibit 99.1

Guerrilla RF Rounds Out its ¼W Linear PA Family with the New GRF5521

InGaP HBT Power Amplifier from Guerrilla RF Provides 23.5dBm of Output Power for Cellular Applications Requiring Exceptional Native Linearity over Temperature Extremes

GREENSBORO, NC—October 20, 2022— Guerrilla RF, Inc. (OTCQX: GUER) introduces the GRF5521, one of ten ¼ W linear power amplifiers (PAs) released as part of the company’s continued expansion into the cellular market. The InGaP HBT amplifiers were designed for 5G/4G wireless infrastructure applications requiring exceptional native linearity over temperature extremes of -40°C to 85°C.

Spanning a frequency range of 2.11 to 2.17GHz, the GRF5521 is tuned to operate within the n1, n65, and n66 5G new radio (NR) bands. The device delivers 23.5dBm of linear power over the entire -40°C to 85°C temperature range while maintaining ACLR levels of better than -45dBc, IMD3 levels < -22dBm, EVM levels < 1% and PAE Efficiencies > 20% – all without the aid of supplemental linearization schemes like digital pre-distortion (DPD).

The ability to beat the -45dBc ACLR performance metric without DPD is critical for cellular applications like residential and commercial repeaters/boosters, femtocells, picocells, and cable loss compensators associated with automotive ‘shark fin’ antennas. In each of these use cases, the sensitivity to cost, power and size constraints prohibits the use of elaborate linearization techniques like DPD. Instead, designers must rely on the PA’s native linearity to meet the stringent emissions mask requirements imposed by 5G and 4G standards.

During the development of the GRF55xx series, Guerrilla RF consulted with its base of automotive and cellular repeater/booster customers to ensure the devices delivered the best blend of power and linearity, thus maximizing the effective range and throughput for their cellular systems. Guerrilla RF also designed the family of devices to be fully footprint compatible, enabling its customer base to rapidly customize their designs for a myriad of cellular frequencies.

“The GRF5521 is the final variant in our series of mid-band ¼ W PAs which were tuned specifically for cellular bands residing within the 1.7 – 2.17GHz spectrum,” says Ryan Pratt, CEO and founder of Guerrilla RF. “By the end of the year, we’ll have production-released products covering every major cellular band between 660 and 4200MHz. These linear PAs are extremely popular with our cellular booster/repeater and automotive customers, and we continue to see significant design wins queuing up for these devices as our customers pivot to cover additional bands of operation.”

Pricing and Availability

The GRF55xx family comes in pin-compatible 3mm x 3mm, 16-pin QFN packages. Samples and evaluation boards are available for the GRF5521. Prices start at $1.55 (10,000-up, EXW USA). Visit https://www.guerrilla-rf.com/products/detail/sku/5521 for additional details.

About Guerrilla RF, Inc.

Founded in 2013 and based in Greensboro, NC, Guerrilla RF develops and manufactures high-performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, military communications, navigation, and high-fidelity wireless audio. Guerrilla RF has an extensive portfolio of over 100 high-performance radio frequency (RF) and microwave semiconductor devices. The existing product line includes ultra-low noise amplifiers, gain blocks, driver amplifiers, mixers, RF switches, digital step attenuators, and linear PAs (power amplifiers) – the critical building blocks for mission-critical, performance-driven wireless applications. To date, the company has shipped over 100 million devices and has repeatedly been included in Inc. Magazine's annual Inc. 5000 list. Guerrilla RF recently made the top Inc. 500 list for the second year in a row, coming in at No. 421 and 489 for the 2020 and 2021 rankings, respectively. For more information, please visit https://guerrilla-rf.com or follow the company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the company's filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Jim Ahne, VP - Automotive & 5G Products / Corporate Marketing

jahne@guerrilla-rf.com

+1 336 265 7760